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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our reports dated February 8, 2000 (except for Note J, as to which the date is February 16, 2000 and Note A7, as to which the date is July 24, 2000), accompanying the financial statements of Convergent Group Corporation contained in the Registration Statement and Prospectus, and we consent to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

July 31, 2000